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Leham ABS Corporation                     Date of Report      12/10/96
Banc One Home Equity Loan Trust 1996-A    Time of Report      2:03pm    Page 11
P&S Agreement Date:        June 7, 1996
Original Settlement Date:  June 27, 1996
Series Number of Certificates:
Original Collateral Sale Balance
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
Statement to Certificateholders (Page 1 of 2)
---------------------------------------------

Distribution Date:                                                                              12/16/96
                                                                                                --------
     INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.   INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

     Investor Certificate Interest Distributed                                                      4.455181
     Investor Certificate Interest Shortfall Distributed                                            0.000000
     Remaining Unpaid Investor Certificate Interest Shortfall                                       0.000000

     Managed Amortization Period? (Yes=1; No=0)                                                            1
     Investors Certificate Principal Distributed                                                   14.099177
      Principal Distribution Amount                                                                14.099177
       Maximum Principal Payment                                                                   26.926959
       Alternative Principal Payment                                                               14.099177
       Principal Collections less Additional Balances                                              14.099177
      Investor Loss Amount Distributed to Investors                                                 0.000000
      Accelerated Principal Distribution Amount                                                     0.000000
      Credit Enhancement Draw Amount                                                                    0.00
                                                                                                          -
    Total Amount Distributed to Certificateholders (P&I)                                           18.554358

B.  INVESTOR CERTIFICATE PRINCIPAL BALANCE

    Beginning Investor Certificate Balance                                                    215,461,278.17
    Ending Investor Certificate Balance                                                       212,187,858.07
    Beginning Invested Amount                                                                 216,645,826.70
    Ending Invested Amount                                                                    213,372,406.60
    Investor Certificateholder Floating Allocation Percentage                                       97.8597%
    Pool Factor                                                                                    0.9139292
    Liquidation Loss Amount for Liquidated Loans                                                        0.00
    Unreimbursed Liquidation Loss Amount                                                                0.00

C.  POOL INFORMATION

    Beginning Pool Balance                                                                    221,384,020.81
    Ending Pool Balance                                                                       218,110,600.71
    Servicing Fee                                                                                 119,916.34

D.  INVESTOR CERTIFICATE RATE

    Investor Certificate Rate                                                                      5.575000%
    LIBOR Rate                                                                                     5.375000%
    Maximum  Rate                                                                                  8.221512%

E.  DELINQUENCY & REO STATUS

    Delinquent 30-59 days                                                                                  -
      No. of Accounts                                                                                    119
     Trust Balances                                                                             5,093,371.20
    Delinquent 60-89 days
        No. of Accounts                                                                                   26
       Trust Balances                                                                           1,154,569.87
    Delinquent 90+ days
      No. of Accounts                                                                                     19
     Trust Balances                                                                               654,565.31
    Delinquent 9+ months
      No. of Accounts                                                                                      0
     Trust Balances                                                                                        0
    REO
      No. of Accounts                                                                                      0
     Trust Balances                                                                                     0.00



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Leham ABS Corporation                   Date of Report:        12/10/96
Banc One Home Equity Loan Trust 1996-A  Time  of Report:       2:30PM    Page 12
P & S Agreement Date:              June 7, 1996
Original Settlement Date:          June 27, 1996
Series Number of Certificates:
Original Collateral Sale Balance   $236,909,705.69
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Statement to Certificateholders (Page 2 of 2)
---------------------------------------------

Distribution Date:                                                      12/16/96




IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 10th day of December, 1996


  Bank One, Columbus
  as Servicer

  /s/ John Jaeger
  ------------------------
  John Jaeger
  Controller




Distribution List:
------------------

  Barbara Grosse - First National Bank of Chicago
  Aadit Seshasayee - Lehman Brothers
  Paul Marsilo _ Lehman Brothers

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